LOS ANGELES, Oct. 3 /PRNewswire-FirstCall/ -- Gener8Xion Entertainment, Inc.
(OTC Bulletin Board: GNXE - News), announced today that it has executed a definitive binding agreement for the acquisition of Cinemills
("Cinemills")(http://www.cinemills.com), a Burbank, CA-based company specializing in manufacturing of high quality motion picture and studio lighting equipment and accessories (see News Release of August 3, 2005). This acquisition will enable Gener8Xion to enhance its own productions and facility lighting needs as well as the needs of its client base across the globe.

    Following closing of the transaction, Cinemills, and its respective brand and name will become a division of Gener8Xion which will serve as the Company's media lighting equipment manufacturer and sales and marketing office for such related lighting products. Management expects the two businesses to be quickly integrated at minimal cost.

    As consideration for the transaction, Cinemills's owners received 100,000 shares of Gener8Xion's common stock and Gener8Xion paid off in full Cinemills bank and owners debt, amounting to approximately $500,000. The current Cinemills management and employees will remain in their respective positions with the new
Company.

    Cinemills is headquartered in Burbank, California and it has been manufacturing and selling motion picture equipment for over 25 years. The company has established itself as a premier manufacturer of high quality motion picture and studio lighting equipment and accessories. The desire of Cinemills is to maintain a close customer relationship and to continue the technological advancement of its product line.

    Gener8Xion Entertainment, Inc. (http://www.8x.com) through its subsidiaries, affiliates and alliances operates as a multimedia entertainment company. The
Company is engaged in Production, Post Production, Film Financing, Equipment
Sales, Rentals, Lighting Systems Integration, Studio Facility Management and
Online Merchandise Sales. It's most current project is the soon to be released epic two-part theatrical motion picture "One Night With the King"
(http://www.8x.com/onenight)

    This news release includes certain forward-looking statements (all statements other than those made solely with respect to historical fact) and the actual results may differ materially from those contained in the forward-
looking statements due to known and unknown risks and uncertainties. Any one or more of several risks and uncertainties could account for differences between the forward-looking statements that are made today and the actual results, including with respect to our sales, profits, liquidity and capital position.
These factors include, but are not limited to: risks relating to our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes- Oxley Act of 2002, which requires us to perform an evaluation of our internal controls over financial reporting and have our auditor attest to such evaluation; softness in the general retail environment or in the markets for our products; the timing and acceptance of products being introduced to the market; the level of product returns experienced; the level of margins achievable in the marketplace; the collectibility of accounts receivable; the recoupment of royalty advances; the effects of acquisitions or dispositions, the financial condition of our customers and suppliers; the realization of inventory values at carrying amounts; our access to capital; the outcome of any future Internal Revenue
Service audits; and the realization of income tax and intangible assets. These conditions cannot be predicted reliably and the Company may adjust its strategy in light of changed conditions or new information. Gener8Xion Entertainment,
Inc. disclaims any obligation to update forward- looking statements. Gener8Xion
Entertainment, Inc. is located at 3400 Cahuenga Boulevard, Hollywood, CA 90068.

     For further information, please contact:
     Marcos M. De Mattos, +1-323-874-9888
     Vice President
     Gener8Xion Entertainment, Inc.
     marcos@8X.com

SOURCE Gener8Xion Entertainment, Inc.
Web Site: http://www.8x.com http://www.8x.com/onenight
http://www.cinemills.com